            General DataComm Industries, Inc. and Subsidiaries
                Calculation of Earnings per Share
               (In thousands except per share data)
                                                         Exhibit 11

                                                               Three months ended       Six months ended
                                                                    March 31,               March 31,
                                                               --------------          --------------
                                                                 1994        1993        1994        1993
                                                               ------      ------      ------      ------
                Primary earnings per share:
                ---------------
                Weighted average number of
                  common shares outstanding                    16,186      15,519      16,081      15,471


                Assumed exercise of certain stock

                  options                                           -       1,273           -         859
                                                               ------      ------      ------      ------
                                                               16,186      16,792      16,081      16,330
                                                               ======      ======      ======      ======
                Income (loss) before cumulative effect
                   of accounting change                         ($810)     $1,918     ($2,686)     $3,469
                Cumulative effect of change in accounting
                   for post-retirement benefits                     -           -        (117)          -
                                                               ------      ------      ------      ------
                Net income (loss)                               ($810)     $1,918     ($2,803)     $3,469
                                                               ======      ======      ======      ======

                Earnings (loss) per share:
                  Income (loss) before cumulative effect
                    of accounting change                       ($0.05)      $0.11      ($0.16)      $0.21
                  Cumulative effect of change in accounting
                    for post-retirement benefits                    -           -      ($0.01)          -

                                                               ------      ------      ------      ------
                Earnings (loss) per share                      ($0.05)      $0.11      ($0.17)      $0.21
                                                               ======      ======      ======      ======
                Fully diluted earnings per share:
                ------------------
                Weighted average number of
                  common shares outstanding                    16,186      15,519      16,081      15,471


                Assumed exercise of certain stock
                  options                                           -       1,550           -       1,448

                                                               ------      ------      ------      ------
                                                               16,186      17,069      16,081      16,919
                                                               ======      ======      ======      ======
                Income (loss) before cumulative effect
                   of accounting change                         ($810)     $1,918     ($2,686)     $3,469
                Cumulative effect of change in accounting
                   for post-retirement benefits                     -           -        (117)          -

                Net income (loss)                               ($810)     $1,918     ($2,803)     $3,469
                                                               ======      ======      ======      ======
                Earnings (loss) per share:

                  Income (loss) before cumulative effect
                    of accounting change                       ($0.05)      $0.11      ($0.16)      $0.21
                  Cumulative effect of change in accounting

                    for post-retirement benefits                    -           -       (0.01)          -
                                                               ------      ------      ------      ------
                Earnings (loss) per share                      ($0.05)      $0.11      ($0.17)      $0.21
                                                               ======      ======      ======      ======